DEMAND NOTE

New York

September 30, 2021	$3,000,000.00

BORROWER (Name):	Corning Natural Gas Corporation
(Organizational Structure):	Corporation
(State Law organized under):	New York
(Address of residence/chief executive office):	330 West William Street, P.O. Box 58, Corning, NY 14830

BANK:	M&T BANK, a New York banking corporation with its banking offices at One M&T Plaza, Buffalo, New York 14203 Attention: Office of the General Counsel

Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank, ON DEMAND, the principal sum of Three Million and 00/100 Dollars ($3,000,000.00) (the “Principal Amount”) plus interest as agreed below and all fees and costs (including without limitation attorneys’ fees and disbursements whether for internal or outside counsel) the Bank incurs in order to administer, service or modify the credit facility evidenced by this Note, to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”).

Interest. The unpaid Principal Amount of this Note shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366), from and including the date the proceeds of this Note are disbursed to, but not including, the date all amounts hereunder are paid in full, at a rate per year which shall be:

2.90 percentage points above the greater of (a) the applicable SOFR Loan Rate (as defined in the attached SOFR Rate Rider), or (b).50% (the “SOFR Index Floor”). See attached SOFR Rate Rider, the terms of which are incorporated herein by reference, for definitions and additional provisions.

If no rate is specified above, interest shall accrue at the Maximum Legal Rate (defined below).

Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower, without interest.

Due on Demand. This is a pay-on-demand Note and all amounts referenced hereunder shall become immediately due and payable upon demand by the Bank; provided, however, that all amounts due hereunder shall automatically become immediately due and payable if Borrower or any guarantor or endorser of this Note commences or has commenced against it any bankruptcy or insolvency proceeding. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note. Absent demand for payment in full, interest shall be due and payable monthly, as invoiced by the Bank.

Payments. Payments shall be made in immediately available United States funds at any banking office of the Bank.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank, Borrower hereby authorizes the Bank to debit Borrower’s deposit account #________________________ with the Bank automatically for any amount which becomes due under this Note.

Interest Accrual; Application of Payments. Interest will continue to accrue on the actual principal balance outstanding until such amount is paid in full. In connection with any daily adjusting interest rate, payment invoices may reflect estimated interest accruals for a portion of each billing period (to facilitate timely distribution of invoices in advance of each payment date), followed by appropriate interest accrual adjustments reflected in the invoice for the succeeding billing period. All payments (excluding voluntary prepayments of principal) will be applied as of the date each payment is received and processed. Payments may be applied in any order in the sole discretion of the Bank, but, prior to a payment default, may be applied chronologically (i.e., oldest invoice first) to unpaid amounts due and owing, in the following order: first to accrued interest, then to principal, then to escrow (if any), then to late charges and other fees, and then to all other Expenses.

Late Charges. If Borrower fails to pay, within five (5) days of its due date, any amount due and owing pursuant to this Note or any other agreement executed and delivered to the Bank in connection with this Note, Borrower shall immediately pay to the Bank a late charge equal to the greatest of (a) $50.00, (b) five percent (5%) of the delinquent amount or (c) the Bank’s then current late charge as announced by the Bank from time to time. Notwithstanding the above, if this Note is secured by a one- to six-family owner-occupied residence, the late charge shall equal 2% of the delinquent amount and shall be payable if payment is not received within fifteen days of its due date.

Default Rate. If the Borrower fails to make any payment when due under this Note, the interest rate for all amounts outstanding under this Note shall immediately and automatically increase to five (5) percentage points above the otherwise applicable rate per year (“Default Rate”), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate.

Increased Costs. If the Bank shall determine that, due to either (a) the introduction of any change in (or in the interpretation of) any requirement of law or (b) compliance with any guideline or request from any central bank or other governmental or regulatory authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make any loans hereunder, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank, pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

Right of Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such affiliate elects to do so.

Purpose. Borrower represents and warrants to the Bank that the proceeds of the loan shall be used only for a business purpose, and not for any personal, family or household purpose.

Authorization. Borrower, if a corporation, partnership, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower’s performance is not threatened by any pending or threatened litigation.

USA PATRIOT Act Notice. Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (“Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Bank to identify the Borrower in accordance with the Patriot Act.  The Borrower agrees to, promptly following a request by Bank, provide all such other documentation and information that Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Miscellaneous. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate. This Note, including all replacements, extensions and modifications, shall be governed by a Fifth Amended Replacement and Restated Credit Agreement between Borrower and Bank dated June 25, 2021.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term “Borrower” shall include each as well as all of them.

Governing Law; Jurisdiction. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Waiver of Jury Trial. Borrower and the Bank hereby knowingly, voluntarily, and intentionally waive any right to trial by jury Borrower and the Bank may have in any action or proceeding, in law or in equity, in connection with this note or the transactions related hereto. Borrower represents and warrants that no representative or agent of the Bank has represented, expressly or otherwise, that the Bank will not, in the event of litigation, seek to enforce this jury trial waiver. Borrower Acknowledges that the Bank has been induced to enter into this note by, among other things, the provisions of this Section.

☐       Amended and Restated Note. The Borrower acknowledges, agrees and understands that this Note is given in replacement of and in substitution for, but not in payment of, a prior note dated on or about ____________, ____, in the original principal amount of $__________, given by Borrower in favor of the Bank (or its predecessor-in-interest), as the same may have been amended or modified from time to time (“Prior Note”), and further, that: (a) the obligations of the Borrower as evidenced by the Prior Note shall continue in full force and effect, as amended and restated by this Note, all of such obligations being hereby ratified and confirmed by the Borrower; (b) any and all liens, pledges, assignments and security interests securing the Borrower’s obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged by the Borrower to secure, among other things, all of the Borrower’s obligations to the Bank under this Note, with the same priority, operation and effect as that relating to the obligations under the Prior Note; and (c) nothing herein contained shall be construed to extinguish, release, or discharge, or constitute, create, or effect a novation of, or an agreement to extinguish, the obligations of the Borrower with respect to the indebtedness originally described in the Prior Note or any of the liens, pledges, assignments and security interests securing such obligations.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law; Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

CORNING NATURAL GAS CORPORATION

By:
	Name:	Michael I. German
	Title:	President/Chief Executive Officer

ACKNOWLEDGMENT

STATE OF NEW YORK	)
: SS.
COUNTY OF STEUBEN	)

On the 29th day of September in the year 2021, before me, the undersigned, a Notary Public in and for said State, personally appeared MICHAEL I. GERMAN personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

FOR BANK USE ONLY

Authorization Confirmed:
Disbursement of Funds:

Credit A/C	#	Off Ck	#	Payoff Obligation	#

	$		$		$

3